[SEAL    Phone: (503) 986-2200
OF THE    Fax: (503) 378-4381    ARTICLES/CERTIFICATE OF CORRECTION-ALL ENTITIES
         =======================================================================
STATE    Secretary of State                                  For office use only
 OF      Corporation Division
OREGON]  255 Capital St. NE, Suite 151                          FILED
         Salem, OR  97310-1327                               JUN 03 1998
                                                               OREGON
Registry Number: 302163-86                               SECRETARY OF STATE
                 -----------

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink
================================================================================

1)  NAME OF ENTITY  Oregon Baking Company dba Marsee Baking
                    ------------------------------------------------------------
    NOTE: The Change of Registered Agent or Office form must be used to change the registered agent
================================================================================

2) DOCUMENT DESCRIPTION (Describe the document to be corrected, including the date on which it was filed, or attach a copy of the document to be corrected)
    Articles of Amendment-Certificate of Designation of Series C Convertible
    ----------------------------------------------------------------------------
    Preferred Stock and Series D Convertible and Redeemable Preferred Stock -
    ----------------------------------------------------------------------------
    file date 1/7/98
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

3) INCORRECT STATEMENT (Describe the incorrect statement and indicate the reason it is incorrect)

    ----------------------------------------------------------------------------
       SEE ATTACHMENT
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

4) CORRECTION (The incorrect statement is corrected to read as follows. Attach additional sheets if necessary)

    ----------------------------------------------------------------------------
    SEE ATTACHMENT
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------
================================================================================

5)  EXECUTION

    Signature: /s/ Brad Barnett
              ----------------------------------------
    Printed Name: Brad Barnett
                 -------------------------------------
    Title: President and CEO
          --------------------------------------------
    Date:
         ---------------------------------------------

================================================================================

6)  CONTACT NAME                    DAYTIME PHONE NUMBER

    Brendan R. McDonnell            503/802-2054
    --------------------------      -----------------------

                                                --------------------------------
                                                             FEES
                                                --------------------------------

                                                Make check for $10 payable to
                                                    "Corporation Division"

                                                NOTE: Filing fees may be paid
                                                with VISA or MasterCard. The
                                                card number and expiration date
                                                should be submitted on a
                                                separate sheet for
                                                your protections
                                                --------------------------------

CR133 (Rev. 5/96)

Articles of Correction-All Entities (Oregon Baking Company dba Marsee Baking) continuted

Item 3.

                 2. DIVIDENDS. The holders of shares of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $4.20 per share (the "Accruing Series D Dividends"). Accruing Series D Dividends shall accrue from day-to-day, whether or not earned or declared, and shall be cumulative. Accruing Series D Dividends shall accrue but not be paid during 1998 or 1999. On a quarterly basis, Accruing Series D Dividends from 1998 and 1999 shall be paid during 2000 out of funds legally available therefor. AT THE OPTION OF THE HOLDER OF SERIES D PREFERRED STOCK OR THE COMPANY, THE SERIES D ACCRUING DIVIDENDS MAY BE PAID IN THE FORM OF SHARES OF SERIES D PREFERRED STOCK VALUED AT $6.00 PER SHARE (REGARDLESS OF THE FAIR MARKET VALUE OF SUCH SHARES AT THE TIME THE DIVIDEND IS DECLARED BY THE COMPANY'S BOARD OF DIRECTORS); PROVIDED, HOWEVER, NO MORE THAN AN AGGREGATE OF 5,840 SHARES OF THE COMPANY'S SERIES D PREFERRED STOCK MAY BE ISSUED IN LIEU OF CASH TO SATISFY THE SERIES D ACCRUING DIVIDENDS. The holders of shares of Series C Preferred Stock shall not be entitled to accruing dividends.

REASON FOR MISTAKE: The dollar figure in the sentence which has been placed in bold was mistakenly typed as $6.00, not $60.00 as it should have been.


Item 4.

                 2. DIVIDENDS. The holders of shares of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $4.20 per share (the "Accruing Series D Dividends"). Accruing Series D Dividends shall accrue from day-to-day, whether or not earned or declared, and shall be cumulative. Accruing Series D Dividends shall accrue but not be paid during 1998 or 1999. On a quarterly basis, Accruing Series D Dividends from 1998 and 1999 shall be paid during 2000 out of funds legally available therefor. AT THE OPTION OF THE HOLDER OF SERIES D PREFERRED STOCK OR THE COMPANY, THE SERIES D ACCRUING DIVIDENDS MAY BE PAID IN THE FORM OF SHARES OF SERIES D PREFERRED STOCK VALUED AT $60.00 PER SHARE (REGARDLESS OF THE FAIR MARKET VALUE OF SUCH SHARES AT THE TIME THE DIVIDEND IS DECLARED BY THE COMPANY'S BOARD OF DIRECTORS); PROVIDED, HOWEVER, NO MORE THAN AN AGGREGATE OF 5,840 SHARES OF THE COMPANY'S SERIES D PREFERRED STOCK MAY BE ISSUED IN LIEU OF CASH TO SATISFY THE SERIES D ACCRUING DIVIDENDS. The holders of shares of Series C Preferred Stock shall NOT be entitled to accruing dividends.